EXHIBIT 7


                           SHAREHOLDERS AGREEMENT

      THIS AGREEMENT made as of the 12 day of June, 1998.

 BY AND AMONG:

                GARTH H. DRABINSKY,
                of the City of Toronto in the
                Province of Ontario,

                (hereinafter referred to as "Drabinsky"),

                                                       OF THE FIRST PART,

                                  - and -

                MYRON I. GOTTLIEB,
                of the City of Toronto in the
                Province of Ontario,

                (hereinafter referred to as "Gottlieb"),

                                                       OF THE SECOND PART,

                                  - and -

                ROY L. FURMAN,
                of the City of New York in the
                State of New York,

                (hereinafter referred to as "Furman"),

                                                       OF THE THIRD PART,

                                  - and -

                DAVID R. MAISEL,
                of the City of Beverly Hills in the
                State of California,

                (hereinafter referred to as "Maisel"),

                                                       OF THE FOURTH PART,

                                  - and -

                LYNX VENTURES L.P.,
                a limited partnership existing under the laws of the State of Delaware,

                (hereinafter referred to as the "Investor"),

                                                       OF THE FIFTH PART,

                                  - and -

                LIVENT INC.,
                a corporation incorporated under the laws of the Province of Ontario,

                (hereinafter referred to as the "Corporation"),

                                                       OF THE SIXTH PART,

                                  - and -

                THOMAS H. LEE EQUITY PARTNERS, L.P.,
                a limited partnership existing under the laws of the State of Delaware, for purposes of Section 4.4 only,

                (hereinafter referred to as "THL"),

                                                       OF THE SEVENTH PART,

                                  - and -

                THL-CCI LIMITED PARTNERSHIP,
                a limited partnership existing under the laws of the Commonwealth of Massachusetts, for purposes of Section 4.4 only,

                (hereinafter referred to as "THL-CCI"),

                                                       OF THE EIGHTH PART.



           WHEREAS the Shareholders (as defined below) have purchased, or have rights to purchase, shares of common stock, no par value, of the Corporation (the "Common Shares");

           WHEREAS the Shareholders, the Corporation and Montreal Trust Company of Canada, as depositary (the "Depositary"), have entered into a Voting Trust Agreement, dated as of the date hereof (the "Voting Trust Agreement"), pursuant to which each of the Executives (as defined below) have agreed to deposit all Common Shares beneficially owned by him which are free and clear of any encumbrances with the Depositary to allow such securities to be voted by the Investor, in its capacity as Voting Trustee (as defined therein), pursuant to the terms thereof;

           WHEREAS the Shareholders and the Investor have each entered into a Voting Agreement, dated as of the date hereof, pursuant to which all Common Shares or voting securities beneficially owned by the Shareholders and not subject to the Voting Trust Agreement are subject to the voting arrangement set forth therein;

           WHEREAS THL, THL-CCI and the Investor have each entered into a Voting, Right of First Offer and Waiver Agreement, dated as of the date hereof, pursuant to which each of the parties, among other things, have agreed to vote Common Shares owned by it in favor of certain director nominees;

           WHEREAS the execution and delivery of this Shareholders Agreement is a condition precedent to the closing of the transactions contemplated by the Investment Agreement, dated as of April 13, 1998 (the "Investment Agreement"), between the Corporation and the Investor; and

           WHEREAS the parties hereto wish to establish their respective rights and obligations in respect of certain matters pertaining to the Corporation, the transfer and disposition of securities of the Corporation and various other matters, on the terms and conditions hereinafter set forth.

           NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties, intending to be legally bound, hereby agree as follows:


                                  ARTICLE 1
                               INTERPRETATION

 1.1       DEFINITIONS

           Where used in this Agreement, unless there is something in the context or the subject matter inconsistent therewith, the following terms shall have the following meanings, respectively:

      "ANTIDILUTION ADJUSTMENTS" shall mean appropriate adjustments made from time to time to the Common Shares in question in order to take into account dilutive effects resulting from changes in the number of shares of common stock outstanding subsequent to the Closing Date, whether by recapitalization, declaration of a stock split, payment of a stock dividend or otherwise;

      "AUDIT COMMITTEE" means the Audit Committee of the Board which has the power and authority to review the financial statements of the Corporation and to report thereon to the Board.

      "BOARD" means the board of directors of the Corporation;

      "BUSINESS" means the Corporation's business of live entertainment production and theatre management;

      "BUSINESS DAY" means a day on which both the TSE and the NASDAQ are open for trading;

      "BUYER" has the meaning attributed to that term in Section 4.4(f);

      "CLOSING DATE" has the meaning attributed to that term in the Investment Agreement;

      "COMMON SHARES" has the meaning attributed to that term in the recitals;

      "COMPENSATION COMMITTEE" means the Compensation Committee of the Board which has the power and authority to determine compensation of officers and directors of the Corporation;

      "CONVERTIBLE SECURITIES" means, collectively, (i) the 8.95%
      Subordinated Convertible Notes of the Corporation in the aggregate principal amount of $15,000,000 owned by Thomas H. Lee Equity Partners, L.P. and THL-CCI Limited Partnership and (ii) the 10% Subordinated Convertible Debentures of the Corporation in an aggregate amount of $8,500,000;

      "DEBT", with respect to the Corporation and its subsidiaries, determined on a consolidated basis, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with Canadian generally acceptable accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which obligation is due more than one year from the date of incurrence of the obligation, and (v) all indebtedness secured by any lien on any property or asset owned or held by the Corporation regardless of whether the indebtedness secured thereby shall have been assumed by the Corporation or is nonrecourse to the credit of the Corporation, but excluding deferred performance revenues attributable to advance ticket sales and letters of credit in respect thereof;

      "DEPOSITED SHARES" has the meaning attributed to that term in the Voting Trust Agreement;

      "DISPOSITION PERIOD" has the meaning attributed to that term in
      Section 4.5(h);

      "DRAG-ALONG NOTICE" has the meaning attributed to that term in Section 4.5(b);

      "DRAG-ALONG PURCHASER" has the meaning attributed to that term in
      Section 4.5(c);

      "DRAG-ALONG SALE" has the meaning attributed to that term in Section
      4.5(c);

      "EXECUTIVES" means, collectively, Drabinsky, Gottlieb, Furman and
      Maisel;

      "EXECUTIVE COMMITTEE" means the Executive Committee of the Board which has the full delegated power and authority of the Board (to the extent Permitted By Law) in the absence of a meeting of the full Board;

      "FULLY DILUTED BASIS" means, with respect to the ownership of Common Shares by a Shareholder at any particular time, such ownership determined on the assumption that immediately prior to such time all existing rights to acquire Common Shares (whether through options, warrants, rights of conversion, rights of exchange or otherwise, including, without limitation, the conversion rights attached to the Convertible Securities, and including the purchase rights attached to options issued under the Corporation's Stock Option Plan (other than to the extent that any such option is not exercisable by the optionholder at that time and the exercise price of which is higher than the closing price of the Common Shares on the NASDAQ on the Business Day immediately prior to such time), but excluding the Pre-emptive Opportunity) will be exercised by all holders of such rights including the Shareholders;

      "INVESTMENT AGREEMENT" has the meaning attributed to that term in the recitals;

      "MANAGEMENT VOTING TRUST AGREEMENT" has the meaning attributed to that term in Section 2.2(b);

      "MARKET PRICE", as of a particular date, means the closing price of the Common Shares on the NASDAQ on the last Business Day preceding the date in question on which the Common Shares were traded; provided, however, that if the Common Shares are not then listed and posted on the NASDAQ (or any other stock exchange on which the Common Shares are actively traded and from which a Market Price can be determined), the Market Price shall be the fair market value of the Common Shares as determined by such firm or corporation having substantial experience in business valuation as may be agreed upon by the Shareholders;

      "MARKET TRANSACTION" has the meaning attributed to that term in
      Section 4.3(f);

      "NASDAQ" means the NASDAQ National Market;

      "NET INCOME" means, for any fiscal year, consolidated net income of the Corporation for such year, calculated after taxes but before extraordinary items of income (loss) and determined on a basis consistent with prior periods and in accordance with accounting principles and practices generally accepted in Canada, as set forth in the audited consolidated financial statements for the Corporation for such fiscal year;

      "1993 SHAREHOLDERS AGREEMENT" has the meaning attributed to that term in Section 2.2(a);

      "1995 INVESTMENT AGREEMENT" means the Investment Agreement, dated February 3, 1995, among the Corporation, Thomas H. Lee Equity Partners, L.P. and THL-CCI Limited Partnership;

      "1995 SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, dated February 3, 1995, among Drabinsky, Gottlieb, Thomas H. Lee Equity Partners, L.P. and THL-CCI Limited Partnership;

      "NOMINATING COMMITTEE" means the Nominating Committee of the Board which has the power and authority to nominate candidates for election to the Board;

      "NOTICE PARTY" has the meaning attributed to that term in Section
      4.4(g);

      "OPTION AGREEMENT" has the meaning attributed to that term in the recitals;

      "OPTIONED SHARES" has the meaning attributed to that term in the Option Agreement;

      "PARTICIPANT" has the meaning attributed to that term in Section
      4.4(b);

      "PARTICIPATING OFFER" has the meaning attributed to that term in
      Section 4.4(c);

      "PARTICIPATING SHARES" has the meaning attributed to that term in
      Section 4.4(b);

      "PARTICIPATION ELECTION" has the meaning attributed to that term in
      Section 4.4(b);

      "PERMITTED BY LAW" means the Corporation shall cause an event to happen to the extent that a failure to take such action will give rise to an action against the Corporation at law or in equity;

      "PERMITTED ENCUMBRANCE" means, collectively, any mortgage, pledge, charge, hypothecation or other encumbrance on Shares granted to a bank or other bona fide financial institution as collateral security for bone fide indebtedness incurred by the owner of such Shares;

      "PERMITTED TRANSFEREE" means, in relation to any particular
      Shareholder:

      (a) a corporation or other entity of which all of the outstanding voting securities or interests are beneficially owned, directly or indirectly, by such Shareholder, or

      (b) the spouse or children of such Shareholder, or a corporation, trust or partnership of which none of the shareholders, beneficiaries or partners, as the case may be, is a Person other than such Shareholder, his spouse or his children for bona fide estate planning purposes;

      "PERSON" includes an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, a joint venture, an incorporated or unincorporated organization, a government, a governmental authority or other entity;

      "PRE-EMPTIVE OPPORTUNITY" has the meaning attributed to that term in
      Section 3.1(f);

      "QUALIFYING BID" means a bid by any party, which is supported by the Investor, to purchase more than a majority of the Common Shares of the Corporation;

      "RESPONSE PERIOD" has the meaning attributed to that term in Section
      4.3(g);

      "RESTRICTED PERIOD" means the period commencing from the Closing Date and ending on the earlier of (i) the first anniversary of the Closing Date and (ii) a Qualifying Bid;

      "SALE NOTICE" has the meaning attributed to that term in Section
      4.4(a);

      "SALE PERCENTAGE" has the meaning attributed to that term in Section
      4.5(a);

      "SHAREHOLDERS" means, collectively, Drabinsky, Gottlieb, Furman, Maisel, the Investor and any Permitted Transferee of any of the foregoing that complies with Article 4 hereof;

      "SHARE LIMIT" has the meaning attributed to that term in Section
      6.1(b);

      "SHARES" means any and all Common Shares beneficially owned by such Shareholder, whether presently owned or acquired following the Closing Date;

      "TAG-ALONG SALE" has the meaning attributed to that term in Section
      4.4(f);

      "TRANSACTION DOCUMENT" has the meaning attributed to that term in the Investment Agreement;

      "TRANSFER" of a security includes any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation, disposition or other transaction, whether voluntary, involuntary or by operation of law, by which the legal or beneficial ownership of, or any security interest or other right, title or interest in, such security passes from one Person to another or to the same Person in a different capacity, whether or not for value, and any change of control of the legal or beneficial owner of the security or of any Person which controls, directly or indirectly, in any manner whatsoever, such legal or beneficial owner of the security, and "to transfer", "transferred" and similar expressions shall have corresponding meanings;

      "TSE" means The Toronto Stock Exchange;

      "U.S. EXCHANGE" means any of NASDAQ, the New York Stock Exchange or the American Stock Exchange; and

      "VOTING TRUST AGREEMENT" has the meaning attributed to that term in the recitals.

 1.2       GENDER/NUMBERS

           Words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include both genders.

 1.3       HEADINGS

           The article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

 1.4       PROPER LAW

           This Agreement and all documents ancillary hereto shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

 1.5       BUSINESS DAYS

           If any act is required hereunder to be done, any notice is required hereunder to be given or any period of time is to expire hereunder on any day that is not a Business Day, such act shall be required to be done or notice shall be required to be given or time shall expire on the next succeeding Business Day.

 1.6       RECLASSIFICATION OF SHARES

           The provisions of this Agreement shall apply, mutatis mutandis, to any shares or securities of any nature into which the Common Shares or any of them may be converted, exchanged, reclassified, redivided, redesignated, subdivided or consolidated, to any shares or securities of any nature that are received by a Shareholder as a stock dividend or distribution payable in shares, securities, warrants, rights or options of any nature of the Corporation, to any shares, securities, warrants, rights or options of any nature of the Corporation or any successor, continuing company or corporation of the Corporation that may be received by a Shareholder on a reorganization, amalgamation, arrangement, consolidation or merger, statutory or otherwise, and to any shares, securities, warrants, rights or options hereafter issued or allotted by the Corporation to a Shareholder including, without limitation, Common Shares issued to a Shareholder upon conversion or exercise of any other security, warrant right or option, all of which shares, securities, warrants, rights or options shall be deemed to be Shares for all purposes of this Agreement.


                                  ARTICLE 2
                       REPRESENTATIONS AND WARRANTEES

 2.1       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

           Each Shareholder hereby represents and warrants to each other Shareholder as follows and acknowledges that each such other Shareholder is relying upon such representations and warranties in connection with the entering into of this Agreement:

      (a) the Shareholder has all necessary capacity, power and authority to enter into this Agreement and perform his or its obligations hereunder;

      (b) all necessary action has been taken by the Shareholder to authorize the execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his or its obligations hereunder, and this Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms;

      (c) neither the execution and delivery of this Agreement by the Shareholder nor the performance by the Shareholder of his or its obligations hereunder will conflict with or result in the violation, in the case of the Investor, of any of the terms and provisions of its organizational documents and, in the case of each Shareholder, of any agreement, obligation, contract, commitment, law or regulation to which such Shareholder is a party or by which he or it is bound;

      (d) that the Shareholder is free to enter into this Agreement and is not subject to any obligations or agreements which will or might prevent or interfere with the performance of his or its obligations hereunder; and

      (e) that the Shareholder has had the opportunity to seek, and was not prevented or discouraged from seeking, independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he or it did not avail himself or itself of that opportunity prior to signing this Agreement, he or it did so voluntarily without any undue duress or pressure and agrees that this failure to obtain legal advice shall not be used by him or it as a defense as to the enforcement of his or its obligations under this Agreement.

 2.2       REPRESENTATIONS AND WARRANTIES OF DRABINSKY AND GOTTLIEB

           Each of Drabinsky and Gottlieb hereby represents and warrants to each other Shareholder as follows and acknowledges that each such other Shareholder is relying upon such representations and warranties in connection with the entering into of this Agreement:

      (a) the Shareholders Agreement, dated May 17, 1993, between Drabinsky and Gottlieb (the "1993 Shareholders Agreement") will, effective as of the Closing Date, pursuant to Section 5.1 hereof, be terminated and the operative provisions thereof shall have no further force and effect thereafter;

      (b) as of the date hereof, Drabinsky and Gottlieb possess no rights of first refusal or first offer with respect to any Common Shares, other than those held (i) pursuant to the Voting Trust Agreement, dated May 19, 1993 (the "Management Voting Trust Agreement"), among Drabinsky, Gottlieb and the Management Shareholders (as defined therein), which have been effectively assigned to the Investor contemporaneously herewith pursuant to an Assignment and Assumption Agreement, dated as of the date hereof, by and among Gottlieb, Drabinsky and the Investor and
           (ii) pursuant to Sections 4.5 and 4.6 of the 1995 Shareholders Agreement which have been effectively assigned to the Investor contemporaneously herewith pursuant to Section 5.2 hereof; and

      (c) other than the Option Agreement, the 1993 Shareholders Agreement, the 1995 Shareholders Agreement and the Management Voting Trust Agreement, neither Drabinsky nor Gottlieb were party to any other agreements with shareholders of the Corporation (or persons who have rights to acquire Common Shares in the Corporation), that was in effect on or after April 13, 1998, pertaining to the Business and affairs of the Corporation or the transfer and disposition of securities of the Corporation.


                                  ARTICLE 3
                                  COVENANTS

 3.1       COVENANTS OF THE SHAREHOLDERS AND THE CORPORATION

           The Corporation agrees and covenants that, and each of the Shareholders, in his or its capacity as a shareholder of the Corporation, agrees to vote or cause to be voted all Shares and any other voting securities in the Corporation beneficially owned by him or it (including any Common Shares and voting securities acquired after the date hereof), and to exercise his or its influence in respect of the Corporation (including with respect to his or its nominees who are directors of the Corporation) in an effort to ensure that, unless otherwise agreed to in writing by the Investor:

      (a) Michael S. Ovitz shall, to the extent Permitted By Law, be elected or appointed as a member of the Board and Chairman of each of the Executive Committee;

      (b) a Nominating Committee shall be formed which shall have the authority to nominate candidates for election to the Board and thereafter, to the extent that nominees for election as directors approved from time to time by the Nominating Committee are not otherwise elected by shareholders to the Board, the Corporation shall, to the extent Permitted By Law, cause each such nominee to be appointed to the Board;

      (c) up to five qualified persons identified by the Investor shall be appointed as members of the Board promptly following the 1998 annual meeting of the shareholders of the Corporation and thereafter the Investor shall have the right to propose nominees for election as directors and consult with the Corporation on the identity of such proposed nominees, and, to the extent Permitted By Law, all individuals nominated by the Nominating Committee shall be acceptable to the Investor;

      (d) the Executive Committee, Compensation Committee, Nominating Committee and Audit Committee of the Board shall to the extent Permitted By Law be composed of members acceptable to the Investor;

      (e) in the event of a tie with respect to any vote of the Executive Committee, the Chairman of the committee shall be entitled to break the tie;

      (f) if the Corporation proposes to issue any Common Shares or any securities convertible into or exchangeable for Common Shares, whether to the public or to private investors, the Corporation will give the Investor as much prior notice thereof as is practicable in the circumstances and will give the Investor a reasonable and equal opportunity (the "Pre-emptive Opportunity") to purchase up to that number of Common Shares or such other securities that will enable him or it, after giving effect to such issue of Common Shares or other securities (including the issue of Common Shares upon the exercise of any conversion or exchange rights attached to any such other securities by all holders of any such securities), to maintain his or its pro rata ownership of Common Shares; provided that the Corporation shall ensure that (i) the Investor will have a period of not less than five calendar days following notice of any such issue within which to decide whether to exercise its rights under any Pre-emptive Opportunity and (ii) the Investor will not be required to pay the purchase price for any securities it elects to purchase under any Pre-emptive Opportunity until not earlier than the tenth Business Day following expiry of the period referred to in clause (i) of this paragraph; and provided further that the Pre-emptive Opportunity shall not apply with respect to the issue of any Common Shares or securities pursuant to (A) the Investment Agreement, (B) any Transaction Document, (C) the Convertible Securities, or (D) the stock option plans of the Corporation or the exercise of options issued pursuant to the stock option plans of the Corporation; and further provided that for purposes of this paragraph 3.1(f) the Investor's pro rata ownership of Common Shares at any time shall be determined on a fully diluted basis;

      (g) the Corporation will register any Shares beneficially owned by the Shareholders for resale under Canadian or U.S. securities laws in accordance with Schedule A;

      (h) the Corporation shall not adopt or otherwise create any restriction or limitation on the ability of the Investor to purchase additional Common Shares; and

      (i) if requested by the Investor, to the extent Permitted By Law, the Corporation shall take all such action as is required under applicable law to obtain shareholder approval of the relocation of the jurisdiction of incorporation of the Corporation from the Province of Ontario to the Yukon Territory or such other jurisdiction in Canada specified by the Investor on the time schedule outlined by the Investor at an annual or special meeting of the shareholders as specified in such request, including making a Board recommendation with respect to such relocation; provided, however, that the Corporation's and the Shareholders' obligation to cause the above mentioned relocation to occur shall terminate if the relocation is not commenced prior the third anniversary of the Closing Date.

           With respect to the matters set forth in subsections (a), (b),
 (c), (d) and (i) above, Investor acknowledges that such provisions do not require the members of the Board of Directors to take action in derogation of their fiduciary duties under the then applicable corporate statute. Such acknowledgement shall not, however, excuse the Corporation from its obligations under such provisions to the extent that such obligations are Permitted By Law.


                                  ARTICLE 4
                             TRANSFER OF SHARES

 4.1       RESTRICTIONS ON TRANSFER

      (a) Notwithstanding anything to the contrary contained herein, under no circumstance shall an Executive, a Permitted Transferee of such Executive or any affiliate of either of them transfer Shares, without the prior written consent of the Investor, unless such transfer is in compliance with each of the following:

           (i) if the proposed transfer involves Deposited Shares, the terms and conditions set forth in the Voting Trust Agreement regarding the transfer of Deposited Shares must be complied with to the extent any such Deposited Shares are to be transferred;

           (ii) if the proposed transfer involves Optioned Shares, the terms and conditions set forth in the Option Agreement regarding the transfer of Optioned Shares must be complied with to the extent any such Optioned Shares are to be transferred; and

           (iii) except in the case of a transfer (A) in connection with the incurrence of, or a foreclosure pursuant to, a Permitted Encumbrance which complies with the provisions of clauses (i) and (ii) above or (B) to a Permitted Transferee in accordance with Section 4.2, the provisions of Section 4.3 shall have been complied with.

      (b) Subject to compliance with the provisions of Section 4.1(a), during the Restricted Period, neither of the Executives nor their affiliates shall transfer any Shares except in accordance with one of the following:

           (i) a transfer of Shares to a Permitted Transferee in accordance with the provisions of Section 4.2;

           (ii) a transfer of Shares, which are not Optioned Shares, pursuant to a foreclosure on Shares subject to a Permitted Encumbrance;

           (iii) transfers by Drabinsky which aggregate to no more than 100,000 Shares, which are not Optioned Shares, during the Restricted Period; or

           (iv) transfers by Gottlieb which aggregate to no more than 100,000 Shares, which are not Optioned Shares, during the Restricted Period.

      (c) In the event of the death of an Executive, the transfer restrictions set out in this Section 4.1 shall apply and be binding against the estate of such deceased Executive.

 4.2       PERMITTED TRANSFERS

           In order for a transfer to a Permitted Transferee to be in compliance with provisions of Section 4.1, the Executive shall have provided the other Shareholders with written notice of such proposed transfer at least 15 days prior to consummating such transfer stating the name and address of the Permitted Transferee, the relationship between the transferring Shareholder and the Permitted Transferee, and the Permitted Transferee shall have executed a copy of this Agreement as an assignee of such Executive with respect to the transferred Shares and such Permitted Transferee shall assume all of the obligations of such Executive, with respect to the transferred Shares. If any Permitted Transferee to whom Shares have been transferred pursuant to this Section 4.2 by an Executive ceases to be a Permitted Transferee, unless the transfer restrictions set forth in Section 4.1 shall have otherwise been complied with on or before such Person ceases to be a Permitted Transferee of such Executive, all such Shares shall be transferred back to the transferring Executive immediately prior to the time such Person ceases to be a Permitted Transferee. The transferring Executive and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

 4.3       RIGHTS OF FIRST REFUSAL

      (a) Subject to compliance with the provisions of Section 4.1 hereof, if an Executive, his Permitted Transferee or an affiliate of either of them (each, a "Selling Shareholder") desires to transfer all or some of his Shares to any Person (the "Proposed Transferee") other than (x) to a Permitted Transferee in accordance with Section 4.2 or (y) pursuant to a foreclosure on Shares subject to a Permitted Encumbrance, such Selling Shareholder shall, prior to consummating any such Transfer, give written notice (a "Sale Offer") to the Investor, containing (i) the number of Shares proposed to be transferred (the "Offered Shares") pursuant to a bona fide written offer or a Market Transaction (as defined below), (ii) where such sale is other than pursuant to a Market Transaction, the name and address of the Proposed Transferee, (iii) the proposed purchase price (which, in the case of a Market Transaction, shall not be less than the average closing price on the applicable stock exchange for the five preceding trading days), terms and payment and other material terms and conditions of the Proposed Transferee's offer and (iv) an offer to sell the Offered Shares set forth in the Sale Offer at the same price and on the same terms and conditions as offered to the Proposed Transferee.

      (b) The Investor shall have the right, during the applicable Response Period (as defined below), to purchase all of the Offered Shares pursuant to the Sale Offer, exercisable by delivering a written notice to the Selling Shareholder, within the applicable Response Period. The provision of such notice shall be deemed to create a binding agreement between the Investor and the Selling Shareholder with respect to the purchase and sale of the Offered Shares.

      (c) In the event that the Investor shall have notified the Selling Shareholder within the applicable Response Period that the Investor desires to purchase all of the Offered Shares, the Investor shall have 20 days from the last day of the Response Period to complete such purchase. In the event that the Investor shall not have completed such purchase within such 20 day period, then the Selling Shareholder shall have the right to sell such Shares without the restrictions set forth in this Section 4.3.

      (d) If at the end of the applicable Response Period the Investor has not given notice of its decision to purchase all of the Offered Shares, then the Selling Shareholder shall be entitled to sell not less than all of the Offered Shares to the Proposed Transferee during the applicable Disposition Period (as defined below) at a price not lower than that contained in the Sale Offer and on terms not more favorable to the Proposed Transferee than were contained in the Sale Offer. Promptly after any sale pursuant to this Section 4.3, the Selling Shareholder shall notify the Corporation and the Investor of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Corporation or the Investor may request. Shares sold to a Proposed Transferee in compliance with the provisions of this Section 4.3 shall thereafter not be subject to the terms of this Agreement.

      (e) If at the end of the applicable Disposition Period the Selling Shareholder has not completed the sale of all of the Offered Shares to the Proposed Transferee, the Selling Shareholder shall no longer be permitted to sell such Offered Shares pursuant to this Section 4.3 without again fully complying with the provisions of this Section 4.3 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

      (f) As used herein, the term "Market Transaction" shall mean a sale of Shares through the facilities of the TSE, NASDAQ or any other stock exchange on which the Common Shares are actively traded.

      (g) As used herein, the term "Response Period" shall mean: (i) in the case where the proposed sale is not a Market Transaction and the Offered Shares amount to less than or equal to 250,000 Common Shares (which shall be subject to appropriate Antidilution Adjustments), a period of 7 days after receipt the Sale Offer;
           (ii) in the case where the proposed sale is not a Market Transaction and the Offered Shares amount to more than 250,000 Common Shares (which shall be subject to appropriate Antidilution Adjustments), a period of 12 days after receipt of the Sale Offer; and (iii) in the case where the proposed sale is a Market Transaction, a period of 3 Business Days after receipt of the Sale Offer.

      (h) As used herein, the term "Disposition Period" shall mean: (i) in the case of a Market Transaction, a period of 10 trading days following the end of the applicable response period; and (ii) in the case of sales other than pursuant to a Market Transaction, a period of 30 days following the end of the applicable response period.

      (i) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.3 shall not apply to (i) sales of Shares by a Shareholder pursuant the Shareholder's exercise of its right to have such Shares included in a registration statement filed by the Corporation on the Investor's behalf in accordance with the provisions of Section 1(a) of Schedule A hereto and (ii) bona fide charitable contributions by Furman of up to 250,000 Common Shares.

 4.4       SHAREHOLDER, THL AND THL-CCI "TAG-ALONG" RIGHTS

      (a) In the event that the Investor determines to sell Shares pursuant to a proposed Tag- Along Sale (as defined below), the Investor shall give written notice of such intention (a "Sale Notice") to each Notice Party (as defined below), specifying the number of Shares intended to be sold, identifying the Buyer and describing, in reasonable detail, the terms of the intended sale.

      (b) Each Notice Party desiring to participate with the Investor in such Tag-Along Sale may elect to sell Shares to the buyer pursuant to this Section 4.4 by giving written notice (the "Participation Election") of such election (each such Notice Party, a "Participant") to the Investor not later than 5:00 p.m. (Eastern Time) on the fifth Business Day after having received the Sale Notice, specifying the number of Shares such Participant wishes to sell to the Buyer (the "Participating Shares").

      (c) Following receipt of a Participation Election, the Investor shall use reasonable efforts to cause the Buyer to make an offer (the "Participating Offer") to the Participants to purchase, in addition to Shares being sold by the Investor, the Participating Shares on the same terms (including the purchase price per share) on which Shares owned by the Investor are to be sold to the Buyer.

      (d) If the Buyer is unwilling to make a Participating Offer, the Investor shall not sell any Shares to the Buyer unless the Buyer agrees to permit the Shares it desires to purchase to be allocated among the Investor and the Participants, as a group, on the basis that the number of Shares to be sold by each Participant shall be the lesser of (i) the number of Participating Shares and (ii) such Participant's pro rata portion of the Shares to be purchased based on the proportionate ownership of Shares by such Participant, the other Participants and the Investor, determined on a fully diluted basis.

      (e) Each Participant, by giving a Participant Election, shall be deemed to have made an irrevocable election to sell to the buyer all or some of the Participating Shares either pursuant to a Participating Offer or clause (d) of this section unless, in either case, the Tag-Along Sale is not completed in which case the Investor may cause the buyer and all Participants to terminate any transaction between them involving Shares by written notice given to the buyer or the Participants prior to the completion of any such transaction.

      (f) As used herein, a "Tag-Along Sale" shall mean an intended sale of Shares by the Investor to any Person who is not a Permitted Transferee (a "Buyer") where (i) the proposed sale is in connection with a Qualifying Bid or (ii) the number of Shares to be sold by the Investor is in excess of 75% of the Shares then currently beneficially owned by the Investor.

      (g) As used herein, the term "Notice Party" shall refer to each of Maisel, Furman, Gottlieb, Drabinsky, THL and THL-CCI.

      (h) For purposes of this Section 4.4 only, the term "Shares" shall include Common Shares owned by THL and THL-CCI.

 4.5       DRAG-ALONG RIGHTS

      (a) Each Shareholder hereby agrees, if requested by the Investor, to participate in a Drag- Along Sale (as defined below) by selling the equivalent Sale Percentage (as defined below) of Shares owned by such Shareholder as that being sold by the Investor in such Drag-Along Sale to the Drag-Along Purchaser (as defined below) in the manner and on the terms set forth in this Section 4.5. As used herein, the term "Sale Percentage" shall mean the percentage that the Shares being sold by a Shareholder represents of the total Shares beneficially owned by such Shareholder.

      (b) If the Investor elects to exercise its rights under this Section 4.5, a notice (the "Drag- Along Notice") of such election shall be furnished by the Investor to the other Shareholders. The Drag-Along Notice shall set forth the principal terms of the Drag- Along Sale, the purchase price, the Sale Percentage of Shares being sold by the Investor and the name and address of the Drag-Along Purchaser. If the Investor consummates the sale referred to in the Drag-Along Notice, each Shareholder shall be bound and obligated to sell its Sale Percentage of Shares in the Drag-Along Sale on the same terms and conditions. If at the end of the 90th day following the date of the effectiveness of the Drag-Along Notice the Investor has not completed the Drag- Along Sale, the other Shareholders shall be released from their obligations under the Drag-Along Notice, the Drag-Along Notice shall be null and void, and it shall be necessary for a separate Drag-Along Notice to have been furnished and the terms and provisions of this Section 4.5 separately complied with, in order to consummate such Drag-Along Sale pursuant to this Section 4.5, unless the failure to complete such sale resulted from any failure by the other Shareholders to comply in any material respect with the terms of this Section 4.5.

      (c) As used herein, a "Drag-Along Sale" shall mean an intended sale of Shares by the Investor to any Person who is not a Permitted Transferee (the "Drag-Along Purchaser") where (i) the proposed sale is in connection with a Qualifying Bid or (ii) the number of Shares to be sold by the Investor is in excess of 75% of the Shares then currently beneficially owned by the Investor.

 4.6       LEGEND

           Each certificate representing the Shares beneficially owned by an Executive shall be stamped with or otherwise imprinted with a legend in the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, PURSUANT TO A SHAREHOLDERS AGREEMENT, DATED AS OF JUNE 12, 1998. A COPY OF SUCH SHAREHOLDERS AGREEMENT IS ON FILE AT THE COMPANY. ANY ATTEMPTED TRANSFER OF THESE SHARES, OTHER THAN IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT SHALL BE NULL AND VOID."

           Each Executives shall, within 5 days after the Closing, cause such legend to be stamped or otherwise imprinted on all certificates representing Shares beneficially held by him in accordance with the preceding sentence.

 4.7       EFFECT

           Any purported transfer of Shares that is inconsistent with the provisions of this Article 4 shall be null and void and of no force and effect and will not be registered on the stock transfer books of the Corporation.


                                  ARTICLE 5
                            ADDITIONAL AGREEMENTS

 5.1       TERMINATION OF 1993 SHAREHOLDERS AGREEMENT

           Each of Gottlieb and Drabinsky hereby agree that the 1993 Shareholders Agreement is hereby, subject to and effective upon Closing, terminated and the provisions thereof shall, upon Closing, be superceded in all respects by this Agreement.

 5.2       ASSIGNMENT OF CERTAIN RIGHTS

           Subject to and effective upon Closing, each of Gottlieb and Drabinsky hereby assign to the Investor all of their rights to purchase securities of the Corporation pursuant to the exercise of the rights of first offer set forth in Sections 4.5 and 4.6 of the 1995 Shareholders Agreement. Drabinsky and Gottlieb shall promptly deliver to the Investor any notices they receive pursuant to Section 4.5 or 4.6 of the 1995 Shareholders Agreement regarding a proposed transfer of securities of the Corporation. Each of Drabinsky and Gottlieb agree that, except as may be required in order to effectuate the exercise by the Investor of the rights of first offer assigned to the Investor pursuant to this Section 5.2, neither of them shall, for so long as this Agreement remains in effect, seek to exercise, whether directly or indirectly, any of the rights granted to them under the 1995 Shareholders Agreement and each of them further agree to waive any and all such rights during the term of this Agreement.

 5.3       SUPPORT QUALIFYING BIDS

           In the event of a Qualifying Bid, each of the Shareholders hereby agrees to take all actions necessary to cause such bid to be consummated, including, without limitation, voting or causing to be voted all Shares and any other voting securities in the Corporation beneficially owned by him or it in favor of the Qualifying Bid and to exercise his or its influence in respect of the Corporation (including with respect to his or its nominees who are directors of the Corporation) to cause the Corporation to take such actions as shall be appropriate in furtherance of the consummation of the Qualifying Bid. For greater certainty, the covenants contained in this
 Section 5.3 binds each of the Executives in his capacity as a shareholder of the Corporation only and do not apply to actions take by any such Executive in his capacity as a director of the Corporation.


                                  ARTICLE 6
                             GENERAL PROVISIONS

 6.1       TERM AND TERMINATION

      (a) This Agreement shall become effective as of the Closing Date and shall remain in full force and effect, unless otherwise terminated in accordance with the terms of this Agreement, through to the thirtieth (30th) anniversary of the Closing Date.

      (b) This Agreement shall automatically terminate if at any time following the Closing Date the Investor and its affiliates beneficially own (as determined in accordance with the provisions of Rule 13d(3) of the 1934 Securities Exchange Act, as amended from time to time) less than the Share Limit (as defined below). As used herein, the term "Share Limit" shall mean initially 5% of the Common Shares issued and outstanding and shall be adjusted in the following manner from time to time in the event that the Corporation issues, pursuant to a single transaction or a series of related transactions, Common Shares amounting to more than 10% of the Common Shares then outstanding: the new Share Limit shall be the Share Limit in effect prior to the issuance of Common Shares by the Corporation multiplied by the quotient of which the numerator is the number of Common Shares outstanding immediately prior to such issuance and the denominator of which is the number of Common Shares outstanding immediately following such issuance.

      (c) This Agreement shall automatically terminate six months after the death of Michael S. Ovitz, or, if at any time following the Closing Date, Mr. Ovitz ceases, as a result of circumstances other than the death of Mr. Ovitz, to control the Investor. Notwithstanding the foregoing, the covenants and agreements of the parties set forth in Sections 3.1(a),3.1(b), 3.1(c), 3.1(d), 3.1(e), 4.3, 4.4, 4.5 and 5.3 hereof shall terminate and cease to be in force and effect upon Mr. Ovitz's death; provided, however, that no party hereto shall, without the consent of the Investor, take any action to cause the composition of the Board or any committee thereof to change during the six month period following Mr. Ovitz's death except to the extent that such change is in furtherance of a request made to the Board by Mr. Ovitz prior to his death in accordance with the provisions of Sections 3.1(b), 3.1(c) and 3.1(d) hereof.

 6.2       NOTICE

           All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given if personally delivered or sent by United States or Canadian mails or by telegram or telex confirmed by letter, or by facsimile transmission, receipt confirmed, to the address set forth below:

           (i)  in the case of Drabinsky:

                Livent Inc.
                165 Avenue Road, Suite 600
                Toronto, Ontario
                Canada M5R 2H7
                Fax No.:  (416) 324-5535

                Attention: Garth H. Drabinsky

           (ii) in the case of Gottlieb:

                Livent Inc.

                165 Avenue Road, Suite 600
                Toronto, Ontario
                Canada M5R 2H7
                Fax No.:  (416) 324-5535

                Attention: Myron I. Gottlieb

          (iii) in the case of Furman:

                c/o Schulte, Roth & Zabel
                900 Third Avenue
                New York, NY 10022
                U.S.A.
                Fax No.:  (212) 593-5955

                Attention: Burton Lehman

           (iv) in the case of Maisel:

                Lynx Ventures L.P.
                9465 Wilshire Boulevard
                Suite 510
                Beverly Hills, CA  90212
                U.S.A.
                Fax No.:  (310) 271-8860

                Attention: David R. Maisel

           (v)  in the case of the Investor:

                Lynx Ventures L.P.
                c/o Dreyer, Edmonds & Associates
                355 South Grand Avenue
                Suite 4150
                Los Angeles, CA  90071
                U.S.A.
                Fax No.:  (213) 617-1806

                Attention: Michael Dreyer

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                919 Third Avenue
                New York, NY 10022-3897
                U.S.A.
                Fax No.:  (212)  735-2000

                Attention: Eric L. Cochran

                with a courtesy copy to:

                Munger, Tolles & Olson
                355 South Grand Avenue
                Los Angeles, CA 90071-1560
                U.S.A.
                Fax No.: (213) 687-3702

                Attention: Robert L. Adler

           (vi) in the case of THL or THL-CCI:

                Thomas H. Lee Company
                75 State Street

                Boston, MA  02109
                U.S.A.
                Fax No.: (617) 227-3514

                Attention: Scott M. Sperling

                with a copy to:

                Hutchins, Wheeler & Dittmar
                A Professional Corporation
                101 Federal Street
                Boston, MA  02110
                U.S.A.
                Fax No.: (617) 951-1295

                Attention: Charles W. Robins

          (vii) in the case of the Corporation:

                Livent Inc.
                165 Avenue Road, Suite 600
                Toronto, Ontario
                Canada M5R 2H7
                Fax No.:  (416) 324-5535

                Attention: The Secretary

 All notices requiring timely attention shall be sent by facsimile transmission, telex or overnight mail. Any notice shall be deemed received, unless earlier received, (a) if sent by certified or registered mail, return receipt requested, when actually received, (b) if sent by overnight mail, on the next Business Day, (c) if sent by telegram or telex, on the date sent, and (d) if sent by facsimile transmission or delivered by hand, on the date of receipt. Any party may change its address for service from time to time by notice given in accordance with the foregoing provisions.

 6.3       ENTIRE AGREEMENT

           This Agreement sets forth the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, including without limitation, the 1993 Shareholders Agreement, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

 6.4       SEVERABILITY

           In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

 6.5       FURTHER ASSURANCES

           Each of the parties to this Agreement shall do all such acts and things and shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and agreements as may be necessary or desirable to give effect to the provisions of and the intent of this Agreement.

 6.6       NO INCONSISTENT ARRANGEMENTS

           Each of the parties hereby covenants and agrees that, except as expressly provided in this Agreement, he or it shall not take any action that would in any way restrict, limit or interfere with the performance of his or its obligations hereunder or the transactions contemplated hereby.

 6.7       AMENDMENT

           No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all of the parties hereto or by their respective successors or permitted assigns.

 6.8       WAIVER

           No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

 6.9       TIME

           Time shall be of the essence of this Agreement.

 6.10      BENEFIT OF THE AGREEMENT

           This Agreement shall enure to the benefit of and be binding upon the parties hereto, all Persons who subsequently become Shareholders and become bound hereby and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns.

 6.11      ASSIGNMENT

           Except in the case of an assignment to a Permitted Transferee in accordance with the provisions of Section 4.2 hereof, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

 6.12      INJUNCTIVE RELIEF

           Each of the Shareholders acknowledges that their interests in the business and affairs of the Corporation vis-a-vis each other may only be protected through the enforcement of the terms, conditions and other provisions of this Agreement. Accordingly, each of the Shareholders agree that in the event of any breach of the provisions of this agreement, the non-breaching Shareholder, in addition to any other right or relief to which it may be entitled, shall be entitled to an injunction restraining further breaches of this Agreement.

 6.13      COUNTERPARTS

           This Agreement may be executed in any number of counterparts by any one or more of the parties to be bound hereby. Each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.



           IN WITNESS WHEREOF the parties hereto have executed this Agreement.


 /s/ Garth H. Drabinsky                  /s/ Myron I. Gottlieb
 ------------------------------          ---------------------------
 Garth H. Drabinsky                      Myron I. Gottlieb


 /s/ Roy L. Furman                       /s/ David R. Maisel
 ------------------------------          ---------------------------
 Roy L. Furman                           David R. Maisel


 LYNX VENTURES L.P.

 By: Lynx Ventures L.L.C.,
     its General Partner


 By /s/ Michael S. Ovitz
    ---------------------------
 Name:  Michael S. Ovitz
 Title: Managing Member


 LIVENT INC.


 By /s/ Garth H. Drabinsky
    ---------------------------
 Name:  Garth H. Drabinsky
 Title: Chairman and
        Chief Executive Officer

 THOMAS H. LEE EQUITY
 PARTNERS, L.P.

 By: THL Equity Advisors Limited
     Partnership, its General Partner

 By: THL Equity Trust,
     its General Partner


 By /s/ Scott M. Sperling
    ----------------------------------
 Name:  Scott M. Sperling
 Title: Managing Director and Trustee


 THL-CCI LIMITED PARTNERSHIP

 By: THL Investment Management Corp.,
     its General Partner


 By /s/ Scott M. Sperling
    ----------------------------------
 Name:  Scott M. Sperling
 Title: Managing Director



                                 SCHEDULE A

                           REGISTRATION OF SHARES


           This Schedule A is the schedule referenced in Section 3.1(g) of the Shareholders Agreement, dated as of June 12, 1998 (the "Shareholders Agreement"), by and among Garth H. Drabinsky, Myron I. Gottlieb, Roy L. Furman, David R. Maisel, Lynx Ventures L.P., Thomas H. Lee Equity Partners, L.P., THL-CCI Limited Partnership and Livent Inc. Defined terms used herein and not defined herein shall have the meaning ascribed thereto in the Shareholders Agreement.

 1.   REQUIRED REGISTRATION.

      (a) If the Investor at any time and from time to time in connection with the sale of any Shares beneficially owned by the Investor requests in writing that the Corporation register such Shares under the Securities Act of 1933, as amended, of the United States or any other statute in effect from time to time corresponding to such Act (the "1933 Act"), the Corporation shall promptly (and in any event not later than 60 days after the date of such request) prepare and file a registration statement under the 1933 Act covering the Shares which are subject to such request and shall use its best efforts to cause such registration statement to become effective as soon as practicable so as to permit the sale of the Shares specified in such request in such manner as the Investor may designate. Except for the registration of Shares of other Shareholders pursuant to subsection 1(b), neither the Corporation nor any other person shall have any right to sell Shares or other securities of the Corporation under any such registration statement except with the prior written consent of the Investor and on such terms and conditions as the Investor may require.

      (b) The Corporation shall, upon receipt of a request from the Investor to register Shares pursuant to subsection 1(a), give written notice as promptly as possible of such proposed registration to the other Shareholders and, subject the terms hereof, use all reasonable efforts to include in such registration the sale of such number of Shares held by the other Shareholders as each such Shareholder shall request (by giving notice thereof to the Corporation within fifteen Business Days after being notified of the proposed registration) upon the same terms (including the method of distribution) as such offering; provided, that if either the Investor or the Corporation is advised in writing by the managing underwriters that the inclusion of all of the Shares in the registration may, in their opinion, interfere with the orderly sale and distribution of the Shares being offered for sale by the Investor, the Corporation shall only be required to include in such registration the maximum number of Shares that the managing underwriters advise can be sold, allocated (a) first, to all of the Shares requested to be included in such registration by the Investor and (b) second, among the Shares requested to be included in such registration by each of the other Shareholders, which shall be allocated pro rata among the other Shareholders according to the number of Shares beneficially owned by each of them on a fully diluted basis.

      (c) The obligations of the Corporation pursuant to subsection 1(a) to file a registration statement under the 1933 Act are subject to the limitation that the Corporation shall be entitled to postpone for a reasonable period of time (not to exceed six months) the filing of any registration statement otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a request for such registration, the Corporation determines in its reasonable judgment that, as a result of a pending acquisition or disposition by the Corporation or a similar event involving the Corporation, such registration and sale would be seriously detrimental to the Corporation or its shareholders and gives prompt written notice of such determination to the Investor; provided, however, that the Corporation shall not obtain such a deferral more than once in any 12-month period. If the Corporation shall so postpone the filing of a registration statement, the Investor shall have the right to withdraw the demand for registration by giving written notice to the Corporation within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted as a request for registration hereunder.

      (d) If the Corporation shall, at any time and from time to time, propose the registration under the 1933 Act of an underwritten offering for cash of any of the Common Shares, the Corporation shall give written notice as promptly as possible of such proposed registration to the Investor and the other Shareholders and shall use all reasonable efforts to include in such registration the sale of such number of Shares held by the Shareholders as each such Shareholder shall request (by giving notice thereof to the Corporation within fifteen Business Days after being notified of the proposed registration) upon the same terms (including the method of distribution) as such offering; provided that (i) if the Corporation is advised in writing by the managing underwriters that the inclusion of all of the Shares in the registration may, in their opinion, interfere with the orderly sale and distribution of the Shares being offered for sale by the Corporation, the Corporation shall only be required to include in such registration the maximum number of securities that the managing underwriters advise can be sold, allocated (a) first, to all securities the Corporation proposes to sell for its own account ("Company Securities"), (b) second, up to the full number of Shares requested to be included in such registration by the Investor and any other holder of Common Shares other than the Shareholders who, based upon its respective registration rights, is entitled to participate in such registration pari passu with the Investor, which, in the good faith opinion of such firm, can be so sold without so materially and adversely affecting such offering (and if less than the full number of Common Shares requested to be included in such registration by the Investor and each such additional registrant, allocated pro rata among the Investor and each such additional registrant on the basis according to the number of Shares beneficially owned by each of them on a fully diluted basis) and (c) third, up to the full number of Shares requested to be included in such registration by each other Shareholder, which, in the good faith opinion of such firm, can be so sold without so materially and adversely affecting such offering (and if less than the full number of such Shares requested to be included in such registration by the other Shareholders, allocated pro rata among the other Shareholders on the basis according to the number of Shares beneficially owned by each of them on a fully diluted basis); and (ii) the Corporation may at any time prior to the effectiveness of any such registration statement at its sole discretion and without the consent of the Shareholders, withdraw such registration statement and abandon the proposed offering in which the Shareholders had requested to participate.

      (e) It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 1 that the Shareholders shall furnish to the Corporation such information regarding itself, the Shares, the intended method of sale or other disposition of such Shares and the intended purchasers as the Corporation shall reasonably request in connection with the registration of the Shares.

 2. REGISTRATION PROCEDURES. If and whenever the Corporation is required by the provisions of Section 1 hereof to effect the registration of Shares under the 1933 Act, the Corporation shall:

      (a) promptly prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Shares, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Shares in the manner reasonably designated by the Investor;

      (b) prepare and file with the SEC amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Shares in the manner reasonably designated by the Investor;

      (c) furnish to the Investor and to the underwriters (if any) and the other Shareholders of the Shares being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and other such documents as such underwriters or the Investor or the other Shareholders may reasonably request in order to facilitate the sale or other disposition of such Shares;

      (d) notify the Investor and the other Shareholders (to the extent their Shares are registered), promptly after the Corporation shall receive notice thereof, of the time when such registration statement or amendment thereof has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

      (e) notify the Investor and the other Shareholders (to the extent their Shares are registered) promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

      (f) prepare and file with the SEC, promptly upon the request of the Investor and the other Shareholders (to the extent their Shares are registered), any amendment or supplement to such registration statement or prospectus which is required under the 1933 Act or the rules and regulations thereunder in connection with the sale or other disposition of the Shares by the Investor and the other Shareholders;

      (g) prepare and promptly file with the SEC and promptly notify the Investor and the other Shareholders (to the extent their Shares are registered) of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Shares is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (h) advise the Investor and the other Shareholders (to the extent their Shares are registered), promptly after the Corporation shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

      (i) at least three days prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to the Investor and the other Shareholders (to the extent their Shares are registered) and refrain from filing any such amendment or supplement to which the Investor or the other Shareholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or the rules and regulations thereunder, unless, in the opinion of counsel for the Corporation, the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable law;

      (j) at the request of the Investor, furnish on the date or dates provided for in any underwriting agreement entered into pursuant to subsection 2(k): (i) an opinion of counsel satisfactory to the Investor, addressed to the underwriters (if any) and to the Investor, opining as to such matters as such underwriters and the Investor may reasonably request; and (ii) a letter or letters from the independent auditors of the Corporation, addressed to the underwriter (if any) and to the Investor, covering such matters as such underwriters and the Investor may reasonably request;

      (k) enter into an underwriting agreement containing representations, warranties, indemnities, provisions relating to contribution and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions;

      (l) use its best efforts to register or qualify the Shares for sale under such securities or blue sky laws of such states of the United States of America as the Investor or the other Shareholders may reasonably request and do such other acts which may be reasonably required to enable the Investor or the other Shareholders to consummate the disposition of the Shares in such jurisdictions; provided, however, that the Corporation shall not be obligated to qualify as a foreign corporation to do business or to file a general consent to service or process in any such jurisdictions; and

      (m) list such Shares on any stock exchange on which any Shares are then listed.

 3. EXPENSES. With respect to any registration pursuant to Section 1 hereof, the Corporation shall bear all fees, costs and expenses thereof including, without limitation, all registration, filing and National Association of Securities Dealers fees, printing expenses, transfer fees, fees and disbursements of counsel and accountants for the Corporation, reasonable fees and disbursements of one firm of counsel for the Investor, and all legal fees and disbursements and other expense of complying with the 1933 Act and state securities or blue sky laws; except that the Shareholders shall pay all underwriting discounts and commissions attributable to Shares proposed to be sold or otherwise disposed of by it.

 4.   INDEMNIFICATION.

      (a) The Corporation shall indemnify and hold harmless the Shareholders, their directors and officers, and any underwriter participating in an offering for the Shareholders and each person (if any) who controls the Shareholders or such underwriter within the meaning of control as defined in the 1933 Act, and their respective directors and officers, from and against any and all loss, damage, liability, cost and expense to which they or any of them may become subject under the 1933 Act or otherwise, and shall reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, damages, liabilities, costs or expenses shall arise out of or shall be based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale or other disposition of such Shares, any prospectus contained therein or any amendment or supplement thereto, or shall arise out of or be based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon the grossly negligent or wilful action of (except to the extent there is contributory negligence or wilful action by the Corporation), or an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon written information furnished specifically for use in the preparation thereof by, the Shareholders, such underwriter or such controlling person.

      (b) Each Shareholder shall indemnify and hold harmless the Corporation, its directors and officers, and any underwriter for the Corporation and each person (if any) who controls the Corporation or such underwriter within the meaning of control as defined in the 1933 Act, and their respective directors and officers, from and against any and all loss, damage, liability, cost or expense to which they or any of them may become subject under the 1933 Act or otherwise, and shall reimburse them for any legal or other expenses incurred by them in connection with investigating and defending any actions, insofar as such losses, damages, liabilities, costs or expenses shall arise out of or shall be based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or shall be based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; in each case to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission resulted from a grossly negligent or wilful act of (except to the extent there is contributory negligence or wilful action by the Corporation), or was made in reliance upon written information furnished specifically for use in the preparation thereof by, such Shareholder.

 5. NOTICE. Promptly after receipt by an indemnified party, pursuant to the provisions of subsection (a) or (b) of Section 4, of notice of the commencement of any action involving the subject matter of the applicable foregoing indemnity provision, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsection (a) or (b), promptly notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability in respect to such action which it may have to such indemnified party on account of the indemnity agreement contained in this section unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party.

 6. PROSPECTUS QUALIFICATION RIGHTS IN CANADA. In addition to the rights of the Shareholders to require the Corporation to register Shares under the 1933 Act when such registration is required under the Business Corporations Act (Ontario), pursuant to and in accordance with Sections 1 through 5 above, the Shareholders shall have the right to require the Corporation to file a prospectus pursuant to the securities laws of any or all of the provinces of Canada, contemporaneously with or independently of the exercise of such registration rights by the Shareholders, and the provisions of Sections 1 through 5 above shall apply, mutatis mutandis, to such prospectus qualification rights provided that the provisions of
      Section 3 shall apply only to the extent permitted under the applicable laws of the provinces of Canada.

 7. NUMBER OF REQUESTS. The aggregate number of requests that may be made by the Investor pursuant to subsection 1(a) and Section 6 shall be four, and each such request must pertain to a minimum of 500,000 Shares, as constituted on the Closing Date; provided that requests made with respect to the same Shares contemporaneously under subsection 1(a) and Section 6 shall be considered to be one request. In the event that the offering or sale of Shares by the Investor pursuant to a request for registration under subsection 1(a) is not consummated for any reason, such request for registration of Shares shall not be counted among the four requests for registration that the Investor is entitled to exercise pursuant to this Section 7.

 8. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Corporation shall not enter into any agreements with respect to its securities which is inconsistent with the rights granted to the Shareholders hereunder, or otherwise conflicts with the provisions hereof, in any case, without the prior written consent of the Shareholders.